Exhibit 99.1

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Steven Bodakowski
Corporate Communications
203.338.4202
Steven.Bodakowski@peoples.com

FOR IMMEDIATE RELEASE

January 18, 2018

People’s United Financial Reports Fourth Quarter Net Income of $106.2 Million, or $0.30 Per Common Share; Operating Earnings of $0.31 Per Common Share

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $106.2 million, or $0.30 per common share, for the fourth quarter of 2017, compared to $75.9 million, or $0.24 per common share, for the fourth quarter of 2016, and $90.8 million, or $0.26 per common share, for the third quarter of 2017. For the year ended December 31, 2017, net income totaled $337.2 million, or $0.97 per common share, compared to $281.0 million, or $0.92 per common share, for 2016.

Included in both the fourth quarter and full year 2017 results were the following items, which are deemed non-operating, given their non-recurring nature: merger-related expenses; security losses incurred as a tax planning strategy in response to tax reform; and a tax benefit realized in connection with tax reform. The comparable periods in the prior year included merger-related expenses and acquisition integration costs.

Operating earnings were $104.5 million, or $0.31 per common share, for the fourth quarter of 2017, compared to $75.1 million, or $0.24 per common share, for the fourth quarter of 2016, and $89.3 million, or $0.26 per common share, for the third quarter of 2017. For the year ended December 31, 2017, operating earnings totaled $345.8 million, or $1.04 per common share, compared to $282.3 million, or $0.93 per common share, for 2016.

The Company’s Board of Directors declared a $0.1725 per common share quarterly dividend payable February 15, 2018 to shareholders of record on February 1, 2018. Based on the closing stock price on January 17, 2018, the dividend yield on People’s United Financial common stock is 3.5 percent.

“The Company’s performance in 2017 demonstrated our commitment to enhancing profitability and building the business for the long-term,” commented Jack Barnes, President and Chief Executive Officer. “Full year operating earnings of $345.8 million is the highest in the bank’s 175 year history, while operating earnings per common share of $1.04 increased for the eighth consecutive year. Period-end loan and deposit balances were $32.6 billion and $33.1 billion, respectively, up 10 percent and 11 percent from a year ago. These results reflect the hard work of our employees who successfully closed and integrated two acquisitions during the year and delivered continued organic growth across the franchise.”

People’s United Financial, Inc. Reports 4Q Earnings

Barnes concluded, “We are excited by the opportunities in front of us to further strengthen and grow the Company. In the year ahead, we will continue to enhance technology and marketing capabilities to better serve existing relationships and develop new ones. We will also provide new and refreshed products as well as align technology-based offerings with our expert bankers to drive a unique client experience. We are confident revenue producing investments along with synergies created by recent acquisitions will result in continued improvement in operating leverage and further create value for shareholders in 2018 and beyond.”

“We closed out 2017 with another quarter of strong financial performance,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Record quarterly operating earnings of $104.5 million increased 17 percent on a linked-quarter basis and generated an operating return on average tangible common equity of 14.1 percent. These results benefited from further improvement in net interest margin, higher fee income and well-controlled expenses. The quarter was also favorably impacted by a lower effective tax rate primarily due to continued investment in tax preferenced items as well as a tax benefit realized as a result of recently enacted tax reform.”

Rosato concluded, “Linked-quarter loan growth continued to highlight the importance of our diversified business mix. Period-end loan growth was driven by strong results across each of our equipment financing units and solid production in middle market commercial and industrial lending. These increases were partially offset by lower commercial real estate balances primarily due to market conditions and continued runoff of the transactional portion of our New York multifamily portfolio. Period-end deposits were up from the end of the third quarter reflecting higher demand deposits as well as a successful CD offering celebrating the Company’s 175th anniversary. On an average balance basis, loans and deposits increased four percent and ten percent annualized, respectively.”

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.08 percent in the fourth quarter of 2017, an increase from 0.06 percent in both the third quarter of 2017 and fourth quarter of 2016. For the originated loan portfolio, non-performing loans equaled 0.49 percent of loans at December 31, 2017, an improvement from both 0.59 percent at September 30, 2017 and 0.51 percent at December 31, 2016.

Return on average assets of 0.96 percent for the fourth quarter of 2017 was an increase from both 0.84 percent in the third quarter of 2017 and 0.75 percent in the fourth quarter of 2016. Return on average tangible common equity of 13.8 percent for the fourth quarter of 2017 was an increase from both 11.8 percent in the third quarter of 2017 and 10.7 percent in the fourth quarter of 2016.

At December 31, 2017, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 9.7 percent and 12.2 percent, respectively, and the tangible common equity ratio stood at 7.2 percent. For People’s United Bank, N.A., the common equity tier 1 capital and total risk-based capital ratios were 10.7 percent and 12.6 percent, respectively, at December 31, 2017.

People’s United Financial, Inc., a diversified financial services company with $44 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine.

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People’s United Financial, Inc. Reports 4Q Earnings

4Q 2017 Financial Highlights

Summary

•	Net income totaled $106.2 million, or $0.30 per common share.

•	Net income available to common shareholders totaled $102.7 million.

•	Operating earnings totaled $104.5 million, or $0.31 per common share (see page 16).

•	Net interest income totaled $292.3 million in 4Q17 compared to $284.6 million in 3Q17.

•	Net interest margin increased three basis points from 3Q17 to 3.07% reflecting:

•	Higher yields on the loan portfolio (increase of six basis points).

•	Higher yields on the securities portfolio (increase of one basis point).

•	Higher rates on deposits (decrease of four basis points).

•	Provision for loan losses totaled $7.5 million.

•	Net loan charge-offs totaled $6.5 million.

•	Net loan charge-off ratio of 0.08% in 4Q17.

•	Non-interest income totaled $87.3 million in 4Q17 compared to $89.3 million in 3Q17.

•	Customer interest rate swap income increased $3.3 million.

•	Commercial banking lending fees increased $1.8 million.

•	Insurance revenue decreased $2.8 million, reflecting the seasonality of commercial insurance renewals.

•	Bank service charges decreased $0.6 million.

•	Net security losses of $9.8 million in 4Q17 include losses totaling $10.0 million incurred as a tax planning strategy in response to tax reform (see page 16).

•	At December 31, 2017, assets under administration, which are not reported as assets of People’s United Financial, totaled $23.8 billion, of which $9.1 billion are under discretionary management, compared to $23.0 billion and $8.9 billion, respectively, at September 30, 2017.

•	Non-interest expense totaled $239.7 million in 4Q17 compared to $237.1 million in 3Q17.

•	Operating non-interest expense totaled $238.1 million in 4Q17 (see page 16).

•	Compensation and benefits expense, excluding $0.6 million of merger-related expenses in 4Q17, increased $1.8 million, primarily reflecting higher incentive and health care costs.

•	Regulatory assessment expense increased $1.6 million.

•	Professional and outside services expense, excluding $1.0 million and $2.7 million of merger-related expenses in 4Q17 and 3Q17, respectively, increased $1.2 million.

•	The efficiency ratio was 56.1% for 4Q17 compared to 57.3% for 3Q17 (see page 16).

•	The effective income tax rate was 19.8% for 4Q17 and 27.8% for the full-year of 2017, compared to 31.4% for the full-year of 2016 (28.5% for 4Q16).

•	The lower rates in 2017 reflect the continued benefit of tax advantaged investments, the effects of certain tax planning strategies and a $6.5 million benefit realized in connection with tax reform (see page 16).

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People’s United Financial, Inc. Reports 4Q Earnings

Commercial Banking

•	Commercial loans totaled $23.7 billion at December 31, 2017, an increase of $194 million, or 3% annualized, from September 30, 2017.

•	The mortgage warehouse portfolio increased $22 million from September 30, 2017.

•	Average commercial loans totaled $23.4 billion in 4Q17, an increase of $236 million, or 4% annualized, from 3Q17.

•	The average mortgage warehouse portfolio decreased $107 million from 3Q17.

•	Commercial deposits totaled $12.1 billion at December 31, 2017 compared to $12.0 billion at September 30, 2017.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.49% at December 31, 2017 compared to 0.59% at September 30, 2017.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $112.4 million at December 31, 2017 compared to $137.4 million at September 30, 2017.

•	For the originated commercial loan portfolio, the allowance for loan losses as a percentage of loans was 0.93% at December 31, 2017 compared to 0.94% at September 30, 2017.

•	The originated commercial allowance for loan losses represented 200% of originated non-performing commercial loans at December 31, 2017 compared to 159% at September 30, 2017.

Retail Banking

•	Residential mortgage loans totaled $6.8 billion at December 31, 2017, an increase of $25 million, or 1% annualized, from September 30, 2017.

•	Average residential mortgage loans totaled $6.8 billion in 4Q17, an increase of $75 million, or 4% annualized, from 3Q17.

•	Home equity loans totaled $2.0 billion at December 31, 2017, a $26 million decrease from September 30, 2017.

•	Average home equity loans totaled $2.0 billion in 4Q17, a $31 million decrease from 3Q17.

•	Retail deposits totaled $20.9 billion at December 31, 2017 compared to $20.6 billion at September 30, 2017.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.50% at December 31, 2017 compared to 0.52% at September 30, 2017.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.78% at December 31, 2017 compared to 0.74% at September 30, 2017.

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People’s United Financial, Inc. Reports 4Q Earnings

Conference Call

On January 18, 2018, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per common share data)	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016
Earnings Data:
Net interest income (fully taxable equivalent)	$304.1	$295.8	$285.2	$258.1	$255.2
Net interest income	292.3	284.6	274.9	248.6	246.8
Provision for loan losses	7.5	7.0	7.1	4.4	7.7
Non-interest income (1)	87.3	89.3	91.6	84.7	84.2
Non-interest expense (1)	239.7	237.1	257.3	226.1	217.2
Income before income tax expense	132.4	129.8	102.1	102.8	106.1
Net income	106.2	90.8	69.3	70.8	75.9
Net income available to common shareholders (1)	102.7	87.3	65.8	67.3	74.1

Selected Statistical Data:
Net interest margin (2)	3.07%	3.04%	2.96%	2.82%	2.78%
Return on average assets (1), (2)	0.96	0.84	0.65	0.70	0.75
Return on average common equity (2)	7.4	6.4	4.8	5.5	6.1
Return on average tangible common equity (1), (2)	13.8	11.8	8.7	9.6	10.7
Efficiency ratio (1)	56.1	57.3	58.4	59.4	59.3

Common Share Data:
Basic and diluted earnings per common share (1)	$0.30	$0.26	$0.19	$0.22	$0.24
Dividends paid per common share	0.1725	0.1725	0.1725	0.17	0.17
Common dividend payout ratio (1)	57.1%	66.8%	88.6%	78.3%	69.8%
Book value per common share (end of period)	$16.40	$16.29	$16.18	$15.94	$15.85
Tangible book value per common share (end of period) (1)	8.87	8.68	8.99	9.07	8.92
Stock price:
High	19.50	18.26	18.21	19.85	20.13
Low	17.58	15.97	16.44	17.47	15.28
Close (end of period)	18.70	18.14	17.66	18.20	19.36
Common shares (end of period) (in millions)	339.98	337.84	337.51	310.51	308.97
Weighted average diluted common shares (in millions)	340.60	338.82	338.51	311.08	306.23

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Twelve Months Ended December 31,
(dollars in millions, except per common share data)	2017	2016
Earnings Data:
Net interest income (fully taxable equivalent)	$1,143.2	$1,004.5
Net interest income	1,100.5	972.2
Provision for loan losses	26.0	36.6
Non-interest income (1)	352.9	342.7
Non-interest expense (1)	960.3	868.8
Income before income tax expense	467.1	409.5
Net income	337.2	281.0
Net income available to common shareholders (1)	323.1	279.2

Selected Statistical Data:
Net interest margin	2.98%	2.80%
Return on average assets (1)	0.79	0.71
Return on average common equity	6.0	5.8
Return on average tangible common equity (1)	11.0	10.2
Efficiency ratio (1)	57.7	60.5

Common Share Data:
Basic and diluted earnings per common share (1)	$0.97	$0.92
Dividends paid per common share	0.6875	0.6775
Common dividend payout ratio (1)	70.6%	73.7%
Book value per common share (end of period)	$16.40	$15.85
Tangible book value per common share (end of period) (1)	8.87	8.92
Stock price:
High	19.85	20.13
Low	15.97	13.62
Close (end of period)	18.70	19.36
Common shares (end of period) (in millions)	339.98	308.97
Weighted average diluted common shares (in millions)	332.36	303.99

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2017	2017	2017	2017	2016
Financial Condition Data:
Total assets	$44,453	$43,998	$43,023	$40,230	$40,610
Loans	32,575	32,384	31,611	29,687	29,745
Securities	7,043	6,914	6,880	6,424	6,738
Short-term investments	378	303	216	392	182
Allowance for loan losses	234	233	232	231	229
Goodwill and other acquisition-related intangible assets	2,560	2,568	2,426	2,136	2,142
Deposits	33,056	32,547	31,815	30,506	29,861
Borrowings	4,104	4,144	4,084	3,183	4,057
Notes and debentures	902	906	907	904	1,030
Stockholders’ equity	5,820	5,746	5,704	5,195	5,142
Total risk-weighted assets (1):
People’s United Financial, Inc.	33,261	33,029	32,095	30,229	30,540
People’s United Bank, N.A.	33,240	32,981	32,050	30,202	30,489
Non-performing assets (2)	168	191	198	183	167
Net loan charge-offs	6.5	5.2	6.8	2.4	4.7

Average Balances:
Loans	$32,271	$31,994	$31,400	$29,355	$29,346
Securities (3)	7,023	6,559	6,728	6,831	7,074
Short-term investments	361	347	355	371	308
Total earning assets	39,654	38,900	38,483	36,557	36,728
Total assets	44,039	43,256	42,666	40,317	40,623
Deposits	32,879	32,065	32,024	29,923	29,773
Borrowings	3,836	4,010	3,498	3,709	4,148
Notes and debentures	904	909	907	966	1,045
Total funding liabilities	37,619	36,984	36,429	34,598	34,966
Stockholders’ equity	5,774	5,722	5,696	5,166	5,039

Ratios:
Net loan charge-offs to average total loans (annualized)	0.08%	0.06%	0.09%	0.03%	0.06%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.56	0.64	0.67	0.63	0.57
Originated allowance for loan losses to:
Originated loans (2)	0.77	0.77	0.77	0.77	0.77
Originated non-performing loans (2)	155.2	131.6	128.1	140.9	150.6
Average stockholders’ equity to average total assets	13.1	13.2	13.4	12.8	12.4
Stockholders’ equity to total assets	13.1	13.1	13.3	12.9	12.7
Tangible common equity to tangible assets (4)	7.2	7.1	7.5	7.4	7.2
Total risk-based capital (1):
People’s United Financial, Inc.	12.2	12.0	12.6	12.7	12.5
People’s United Bank, N.A.	12.6	12.6	13.3	13.4	13.3

(1)	December 31, 2017 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
(in millions)	2017	2017	2017	2016
Assets
Cash and due from banks	$505.1	$414.1	$455.9	$432.4
Short-term investments	377.5	302.5	216.3	181.7

Total cash and cash equivalents	882.6	716.6	672.2	614.1

Securities:
Trading account securities, at fair value	8.2	8.3	7.8	6.8
Securities available for sale, at fair value	3,134.0	3,197.5	3,682.3	4,409.9
Securities held to maturity, at amortized cost	3,588.1	3,387.6	2,875.6	2,005.4
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	312.3	320.9	314.3	315.8

Total securities	7,042.6	6,914.3	6,880.0	6,737.9

Loans held for sale	16.6	15.0	26.5	39.3

Loans:
Commercial real estate	11,068.7	11,180.5	11,164.2	10,247.3
Commercial and industrial	8,731.1	8,624.7	8,709.7	8,125.1
Equipment financing	3,905.4	3,705.6	2,918.3	3,032.5

Total Commercial Portfolio	23,705.2	23,510.8	22,792.2	21,404.9

Residential mortgage	6,805.7	6,781.0	6,687.7	6,216.7
Home equity and other consumer	2,064.4	2,092.7	2,131.3	2,123.3

Total Retail Portfolio	8,870.1	8,873.7	8,819.0	8,340.0

Total loans	32,575.3	32,384.5	31,611.2	29,744.9
Less allowance for loan losses	(234.4)	(233.4)	(231.6)	(229.3)

Total loans, net	32,340.9	32,151.1	31,379.6	29,515.6

Goodwill and other acquisition-related intangible assets	2,560.0	2,567.9	2,426.3	2,142.1
Bank-owned life insurance	405.0	405.6	404.7	349.1
Premises and equipment, net	253.0	264.7	270.2	244.5
Other assets	952.7	963.0	963.7	967.2

Total assets	$44,453.4	$43,998.2	$43,023.2	$40,609.8

Liabilities
Deposits:
Non-interest-bearing	$8,002.4	$7,655.3	$7,566.4	$6,660.8
Savings	4,410.5	4,513.1	4,668.6	4,397.7
Interest-bearing checking and money market	15,189.1	15,143.1	14,887.0	14,260.1
Time	5,454.3	5,235.8	4,692.7	4,542.2

Total deposits	33,056.3	32,547.3	31,814.7	29,860.8

Borrowings:
Federal Home Loan Bank advances	2,774.4	3,074.1	3,130.8	3,061.1
Federal funds purchased	820.0	543.0	629.0	617.0
Customer repurchase agreements	301.6	295.8	324.0	343.3
Other borrowings	207.8	231.1	0.6	35.4

Total borrowings	4,103.8	4,144.0	4,084.4	4,056.8

Notes and debentures	901.6	906.2	906.5	1,030.1
Other liabilities	571.8	654.6	514.1	520.2

Total liabilities	38,633.5	38,252.1	37,319.7	35,467.9

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	4.4	4.3	4.3	4.0
Additional paid-in capital	6,012.3	5,972.2	5,965.0	5,446.1
Retained earnings	1,040.2	996.4	967.8	949.3
Unallocated common stock of Employee Stock Ownership Plan, at cost	(137.3)	(139.1)	(141.0)	(144.6)
Accumulated other comprehensive loss	(181.7)	(169.7)	(174.6)	(195.0)
Treasury stock, at cost	(1,162.1)	(1,162.1)	(1,162.1)	(1,162.0)

Total stockholders’ equity	5,819.9	5,746.1	5,703.5	5,141.9

Total liabilities and stockholders’ equity	$44,453.4	$43,998.2	$43,023.2	$40,609.8

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in millions, except per common share data)	2017	2017	2017	2017	2016
Interest and dividend income:
Commercial real estate	$106.2	$105.6	$105.3	$88.6	$86.8
Commercial and industrial	80.1	80.0	74.1	64.6	65.0
Equipment financing	47.4	41.5	31.5	31.6	31.8
Residential mortgage	53.4	52.5	52.3	49.3	47.0
Home equity and other consumer	20.7	21.0	19.9	18.4	18.1

Total interest on loans	307.8	300.6	283.1	252.5	248.7
Securities	41.6	37.2	37.9	37.0	36.9
Short-term investments	1.0	1.1	0.9	0.7	0.4
Loans held for sale	0.2	0.3	0.1	0.3	0.3

Total interest and dividend income	350.6	339.2	322.0	290.5	286.3

Interest expense:
Deposits	38.3	34.4	30.9	27.1	25.1
Borrowings	12.4	12.7	8.9	7.3	6.4
Notes and debentures	7.6	7.5	7.3	7.5	8.0

Total interest expense	58.3	54.6	47.1	41.9	39.5

Net interest income	292.3	284.6	274.9	248.6	246.8
Provision for loan losses	7.5	7.0	7.1	4.4	7.7

Net interest income after provision for loan losses	284.8	277.6	267.8	244.2	239.1

Non-interest income:
Bank service charges	24.7	25.3	25.0	23.5	24.2
Investment management fees	17.3	16.9	16.3	16.0	14.2
Operating lease income	11.7	10.9	11.0	10.2	9.5
Commercial banking lending fees	8.8	7.0	11.5	8.2	7.2
Insurance revenue	6.9	9.7	7.5	9.1	6.8
Cash management fees	6.5	6.8	6.5	6.3	6.2
Customer interest rate swap income, net	5.2	1.9	2.4	2.8	3.8
Brokerage commissions	2.9	2.8	3.4	3.0	2.8
Bank-owned life insurance	1.5	2.1	1.9	0.8	1.5
Net gains on sales of residential mortgage loans	0.5	1.1	0.7	0.9	2.6
Net security (losses) gains (1)	(9.8)	—	0.1	(15.7)	(6.0)
Other non-interest income	11.1	4.8	5.3	19.6	11.4

Total non-interest income	87.3	89.3	91.6	84.7	84.2

Non-interest expense:
Compensation and benefits	130.4	128.0	130.0	125.6	114.0
Occupancy and equipment	41.0	40.2	39.8	38.6	37.8
Professional and outside services	18.7	19.2	28.1	15.5	16.3
Regulatory assessments	11.9	10.3	9.9	9.6	10.4
Operating lease expense	8.9	8.8	8.7	8.8	8.3
Amortization of other acquisition-related intangible assets	7.9	7.9	7.9	6.3	6.2
Other non-interest expense	20.9	22.7	32.9	21.7	24.2

Total non-interest expense (1)	239.7	237.1	257.3	226.1	217.2

Income before income tax expense	132.4	129.8	102.1	102.8	106.1
Income tax expense (1)	26.2	39.0	32.8	32.0	30.2

Net income	106.2	90.8	69.3	70.8	75.9
Preferred stock dividend	3.5	3.5	3.5	3.5	1.8

Net income available to common shareholders	$102.7	$87.3	$65.8	$67.3	$74.1

Basic and diluted earnings per common share	$0.30	$0.26	$0.19	$0.22	$0.24

(1)	Includes $10.0 million of security losses incurred as a tax planning strategy in response to tax reform enacted on December 22, 2017, which are considered non-operating for the three months ended December 31, 2017. Total non-interest expense includes $1.6 million, $3.0 million, $24.8 million, $1.2 million and $1.6 million of non-operating expenses for the three months ended December 31, 2017, September 30, 2017, June 30, 2017, March, 31, 2017 and December 31, 2016, respectively. Income tax expense includes a $6.5 million benefit realized in connection with tax reform, which is considered non-operating for the three months ended December 31, 2017. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 31,
(in millions, except per common share data)	2017	2016
Interest and dividend income:
Commercial real estate	$405.7	$344.6
Commercial and industrial	298.8	255.0
Equipment financing	152.1	130.9
Residential mortgage	207.5	180.4
Home equity and other consumer	80.0	73.5

Total interest on loans	1,144.1	984.4
Securities	153.7	140.3
Short-term investments	3.7	1.1
Loans held for sale	0.9	1.5

Total interest and dividend income	1,302.4	1,127.3

Interest expense:
Deposits	130.7	100.9
Borrowings	41.3	22.8
Notes and debentures	29.9	31.4

Total interest expense	201.9	155.1

Net interest income	1,100.5	972.2
Provision for loan losses	26.0	36.6

Net interest income after provision for loan losses	1,074.5	935.6

Non-interest income:
Bank service charges	98.5	98.0
Investment management fees	66.5	48.3
Operating lease income	43.8	41.2
Commercial banking lending fees	35.5	31.6
Insurance revenue	33.2	32.9
Cash management fees	26.1	25.0
Customer interest rate swap income, net	12.3	14.4
Brokerage commissions	12.1	12.2
Bank-owned life insurance	6.3	5.7
Net gains on sales of residential mortgage loans	3.2	6.3
Net security losses (1)	(25.4)	(5.9)
Other non-interest income	40.8	33.0

Total non-interest income	352.9	342.7

Non-interest expense:
Compensation and benefits	514.0	455.6
Occupancy and equipment	159.6	150.4
Professional and outside services	81.5	67.8
Regulatory assessments	41.7	37.5
Operating lease expense	35.2	36.3
Amortization of other acquisition-related intangible assets	30.0	23.6
Other non-interest expense	98.3	97.6

Total non-interest expense (1)	960.3	868.8

Income before income tax expense	467.1	409.5
Income tax expense (1)	129.9	128.5

Net income	337.2	281.0
Preferred stock dividend	14.1	1.8

Net income available to common shareholders	$323.1	$279.2

Basic and diluted earnings per common share	$0.97	$0.92

(1)	Includes $10.0 million of security losses incurred as a tax planning strategy in response to tax reform enacted on December 22, 2017, which are considered non-operating for the twelve months ended December 31, 2017. Total non-interest expense includes $30.6 million and $4.7 million of non-operating expenses for the twelve months ended December 31, 2017 and 2016, respectively. Income tax expense includes a $6.5 million benefit realized in connection with tax reform, which is considered non-operating for the twelve months ended December 31, 2017. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2017			September 30, 2017			December 31, 2016
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$360.7	$1.0	1.16%	$347.3	$1.1	1.25%	$307.9	$0.4	0.44%
Securities (2)	7,022.6	49.2	2.80	6,558.8	44.4	2.71	7,073.5	42.1	2.38
Loans:
Commercial real estate	11,101.5	106.2	3.83	11,169.8	105.6	3.78	10,079.4	86.8	3.44
Commercial and industrial	8,533.3	84.3	3.95	8,580.0	84.0	3.91	8,023.3	68.2	3.40
Equipment financing	3,750.4	47.4	5.05	3,399.5	41.5	4.89	2,971.4	31.8	4.29
Residential mortgage	6,806.5	53.6	3.15	6,731.7	52.8	3.13	6,136.2	47.3	3.09
Home equity and other consumer	2,079.0	20.7	3.99	2,112.6	21.0	3.97	2,135.9	18.1	3.39

Total loans	32,270.7	312.2	3.87	31,993.6	304.9	3.81	29,346.2	252.2	3.44

Total earning assets	39,654.0	$362.4	3.66%	38,899.7	$350.4	3.60%	36,727.6	$294.7	3.21%

Other assets	4,384.6			4,356.7			3,895.4

Total assets	$44,038.6			$43,256.4			$40,623.0

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$7,855.0	$—	—%	$7,609.1	$—	—%	$6,524.5	$—	—%
Savings, interest-bearing checking and money market	19,605.7	22.7	0.46	19,529.1	21.4	0.44	18,614.5	14.1	0.30
Time	5,417.8	15.6	1.15	4,926.8	13.0	1.06	4,634.4	11.0	0.95

Total deposits	32,878.5	38.3	0.47	32,065.0	34.4	0.43	29,773.4	25.1	0.34

Borrowings:
Federal Home Loan Bank advances	2,616.7	9.2	1.40	2,834.3	9.4	1.33	3,028.8	5.1	0.67
Federal funds purchased	690.5	2.3	1.32	649.9	2.1	1.26	779.3	1.1	0.54
Customer repurchase agreements	309.2	0.1	0.19	311.3	0.1	0.19	328.8	0.2	0.20
Other borrowings	219.4	0.8	1.46	214.2	1.1	2.06	11.0	—	0.67

Total borrowings	3,835.8	12.4	1.29	4,009.7	12.7	1.27	4,147.9	6.4	0.61

Notes and debentures	904.4	7.6	3.36	908.9	7.5	3.29	1,045.0	8.0	3.08

Total funding liabilities	37,618.7	$58.3	0.62%	36,983.6	$54.6	0.59%	34,966.3	$39.5	0.45%

Other liabilities	645.9			550.6			617.4

Total liabilities	38,264.6			37,534.2			35,583.7
Stockholders’ equity	5,774.0			5,722.2			5,039.3

Total liabilities and stockholders’ equity	$44,038.6			$43,256.4			$40,623.0

Net interest income/spread (3)		$304.1	3.04%		$295.8	3.01%		$255.2	2.76%

Net interest margin			3.07%			3.04%			2.78%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $11.8 million, $11.2 million and $8.4 million for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2017			December 31, 2016
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$358.3	$3.7	1.04%	$328.7	$1.5	0.45%
Securities (1)	6,785.0	181.3	2.67	6,786.7	158.8	2.34
Loans:
Commercial real estate	10,961.2	405.7	3.70	10,013.3	344.6	3.44
Commercial and industrial	8,278.6	313.9	3.79	7,821.8	268.8	3.44
Equipment financing	3,264.3	152.1	4.66	2,972.3	130.9	4.40
Residential mortgage	6,653.0	208.4	3.13	5,824.1	181.5	3.12
Home equity and other consumer	2,107.9	80.0	3.80	2,163.8	73.5	3.40

Total loans	31,265.0	1,160.1	3.71	28,795.3	999.3	3.47

Total earning assets	38,408.3	$1,345.1	3.50%	35,910.7	$1,159.6	3.23%

Other assets	4,173.3			3,873.6

Total assets	$42,581.6			$39,784.3

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$7,329.3	$—	—%	$6,236.1	$—	—%
Savings, interest-bearing checking and money market	19,486.7	80.1	0.41	18,258.2	53.0	0.29
Time	4,915.7	50.6	1.03	4,760.4	47.9	1.01

Total deposits	31,731.7	130.7	0.41	29,254.7	100.9	0.34

Borrowings:
Federal Home Loan Bank advances	2,677.5	31.5	1.17	3,093.7	19.2	0.62
Federal funds purchased	643.5	7.1	1.11	568.1	2.9	0.50
Customer repurchase agreements	311.0	0.6	0.19	337.2	0.7	0.19
Other borrowings	132.0	2.1	1.60	2.8	—	0.66

Total borrowings	3,764.0	41.3	1.10	4,001.8	22.8	0.57

Notes and debentures	921.3	29.9	3.25	1,048.5	31.4	3.00

Total funding liabilities	36,417.0	$201.9	0.55%	34,305.0	$155.1	0.45%

Other liabilities	573.0			619.9

Total liabilities	36,990.0			34,924.9
Stockholders’ equity	5,591.6			4,859.4

Total liabilities and stockholders’ equity	$42,581.6			$39,784.3

Net interest income/spread (2)		$1,143.2	2.95%		$1,004.5	2.78%

Net interest margin			2.98%			2.80%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	The fully taxable equivalent adjustment was $42.7 million and $32.3 million for the twelve months ended December 31, 2017 and 2016, respectively.

People’s United Financial, Inc.

Loans acquired in a business combination are initially recorded at fair value with no carryover of an acquired entity’s previous established allowance for loan losses. Accordingly, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016
Originated non-performing loans:
Commercial:
Commercial real estate	$23.7	$36.7	$42.9	$23.4	$22.3
Commercial and industrial	32.6	34.9	40.2	47.4	41.5
Equipment financing	44.3	54.1	48.2	47.4	39.4

Total	100.6	125.7	131.3	118.2	103.2

Retail:
Residential mortgage	32.7	33.8	30.8	26.3	27.4
Home equity	15.4	14.8	15.8	15.2	17.4
Other consumer	—	—	—	—	—

Total	48.1	48.6	46.6	41.5	44.8

Total originated non-performing loans (1)	148.7	174.3	177.9	159.7	148.0

REO:
Residential	7.6	4.7	6.7	10.9	8.1
Commercial	9.3	6.3	4.3	4.1	4.0

Total REO	16.9	11.0	11.0	15.0	12.1

Repossessed assets	2.5	5.4	9.2	8.2	7.2

Total non-performing assets	$168.1	$190.7	$198.1	$182.9	$167.3

Acquired non-performing loans (contractual amount)	$29.7	$26.6	$26.4	$22.1	$24.7

Originated non-performing loans as a percentage of originated loans	0.49%	0.59%	0.60%	0.55%	0.51%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.56	0.64	0.67	0.63	0.57
Tangible stockholders’ equity and originated allowance for loan losses	4.81	5.60	5.65	5.57	5.19

(1)	Reported net of government guarantees totaling $3.1 million at December 31, 2017, $4.0 million at September 30, 2017, $4.2 million at June 30, 2017, $4.4 million at March 31, 2017 and $13.1 million at December 31, 2016.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2017	2017	2017	2017	2016
Allowance for loan losses on originated loans:
Balance at beginning of period	$229.2	$227.9	$225.0	$223.0	$219.0
Charge-offs	(6.4)	(5.8)	(6.7)	(4.6)	(4.7)
Recoveries	1.2	1.5	1.8	2.2	1.0

Net loan charge-offs	(5.2)	(4.3)	(4.9)	(2.4)	(3.7)
Provision for loan losses	6.8	5.6	7.8	4.4	7.7

Balance at end of period	230.8	229.2	227.9	225.0	223.0

Allowance for loan losses on acquired loans:
Balance at beginning of period	4.2	3.7	6.3	6.3	7.3
Charge-offs	(1.5)	(1.0)	(1.9)	—	(1.0)
Recoveries	0.2	0.1	—	—	—

Net loan charge-offs	(1.3)	(0.9)	(1.9)	—	(1.0)
Provision for loan losses	0.7	1.4	(0.7)	—	—

Balance at end of period	3.6	4.2	3.7	6.3	6.3

Total allowance for loan losses	$234.4	$233.4	$231.6	$231.3	$229.3

Originated commercial allowance for loan losses as a percentage of originated commercial loans	0.93%	0.94%	0.94%	0.94%	0.95%
Originated retail allowance for loan losses as a percentage of originated retail loans	0.35	0.35	0.35	0.36	0.30
Total originated allowance for loan losses as a percentage of:
Originated loans	0.77	0.77	0.77	0.77	0.77
Originated non-performing loans	155.2	131.6	128.1	140.9	150.6

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2017	2017	2017	2017	2016
Commercial:
Commercial real estate	$1.5	$1.5	$1.2	$—	$0.9
Commercial and industrial	2.1	2.0	1.8	0.8	1.1
Equipment financing	2.0	0.5	2.7	0.5	1.3

Total	5.6	4.0	5.7	1.3	3.3

Retail:
Residential mortgage	0.2	0.1	0.1	0.1	—
Home equity	0.5	0.9	0.7	1.1	1.3
Other consumer	0.2	0.2	0.3	(0.1)	0.1

Total	0.9	1.2	1.1	1.1	1.4

Total net loan charge-offs	$6.5	$5.2	$6.8	$2.4	$4.7

Net loan charge-offs to average total loans (annualized)	0.08%	0.06%	0.09%	0.03%	0.06%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Effective in 2016, recurring writedowns of banking house assets and certain severance-related costs are no longer considered to be non-operating expenses. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2017	2017	2017	2017	2016	2017	2016
Total non-interest expense (1)	$239.7	$237.1	$257.3	$226.1	$217.2	$960.3	$868.8

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(1.6)	(3.0)	(24.8)	(1.2)	(0.9)	(30.6)	(4.0)
Acquisition integration and other costs	—	—	—	—	(0.7)	—	(0.7)

Total	(1.6)	(3.0)	(24.8)	(1.2)	(1.6)	(30.6)	(4.7)

Operating non-interest expense	238.1	234.1	232.5	224.9	215.6	929.7	864.1

Operating lease expense	(8.9)	(8.8)	(8.7)	(8.8)	(8.3)	(35.2)	(36.3)
Amortization of other acquisition-related intangible assets	(7.9)	(7.9)	(7.9)	(6.3)	(6.2)	(30.0)	(23.6)
Other (2)	(1.4)	(1.5)	(0.4)	(1.8)	(0.6)	(5.1)	(5.7)

Total non-interest expense for efficiency ratio	$219.9	$215.9	$215.5	$208.0	$200.5	$859.4	$798.5

Net interest income (FTE basis)	$304.1	$295.8	$285.2	$258.1	$255.2	$1,143.2	$1,004.5
Total non-interest income	87.3	89.3	91.6	84.7	84.2	352.9	342.7

Total revenues	391.4	385.1	376.8	342.8	339.4	1,496.1	1,347.2
Adjustments:
Net security (gains) losses	9.8	—	(0.1)	15.7	6.0	25.4	5.9
Operating lease expense	(8.9)	(8.8)	(8.7)	(8.8)	(8.3)	(35.2)	(36.3)
BOLI FTE adjustment	0.8	1.2	1.0	0.4	0.7	3.4	2.8
Other (3)	(1.3)	(0.2)	—	0.2	0.2	(1.3)	(0.8)

Total revenues for efficiency ratio	$391.8	$377.3	$369.0	$350.3	$338.0	$1,488.4	$1,318.8

Efficiency ratio	56.1%	57.3%	58.4%	59.4%	59.3%	57.7%	60.5%

(1)	The sum of the quarterly amounts may not equal the twelve months amounts due to rounding.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(3)	Items classified as “other” and (deducted from) added to total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions, except per common share data)	2017	2017	2017	2017	2016	2017	2016
Net income available to common shareholders	$102.7	$87.3	$65.8	$67.3	$74.1	$323.1	$279.2

Adjustments to arrive at operating earnings:
Merger-related expenses	1.6	3.0	24.8	1.2	0.9	30.6	4.0
Security losses associated with tax reform (1)	10.0	—	—	—	—	10.0	—
Acquisition integration and other costs	—	—	—	—	0.7	—	0.7

Total pre-tax adjustments	11.6	3.0	24.8	1.2	1.6	40.6	4.7
Tax effect (2), (3)	(9.8)	(1.0)	(8.0)	(0.4)	(0.6)	(17.9)	(1.6)

Total adjustments, net of tax (3)	1.8	2.0	16.8	0.8	1.0	22.7	3.1

Operating earnings (3)	$104.5	$89.3	$82.6	$68.1	$75.1	$345.8	$282.3

EPS, as reported	$0.30	$0.26	$0.19	$0.22	$0.24	$0.97	$0.92

Adjustments to arrive at operating EPS:
Merger-related expenses (3)	0.01	—	0.05	—	—	0.07	0.01
Security losses associated with tax reform	0.02	—	—	—	—	0.02	—
Tax benefit associated with tax reform	(0.02)	—	—	—	—	(0.02)	—

Total adjustments per common share (3)	0.01	—	0.05	—	—	0.07	0.01

Operating EPS (3)	$0.31	$0.26	$0.24	$0.22	$0.24	$1.04	$0.93

Average total assets	$44,039	$43,256	$42,666	$40,317	$40,623	$42,582	$39,784

Operating return on average assets (annualized)	0.95%	0.83%	0.77%	0.68%	0.74%	0.81%	0.71%

(1)	Security losses incurred as a tax planning strategy in response to tax reform enacted on December 22, 2017 are considered non-operating.
(2)	Includes a $6.5 million benefit realized in connection with tax reform enacted on December 22, 2017.
(3)	The sum of the quarterly amounts may not equal the twelve months amounts due to changes in income tax rate, rounding and/or changes in common share count.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2017	2017	2017	2017	2016	2017	2016
Operating earnings	$104.5	$89.3	$82.6	$68.1	$75.1	$345.8	$282.3

Average stockholders’ equity	$5,774	$5,722	$5,696	$5,166	$5,039	$5,592	$4,859
Less: Average preferred stock	244	244	244	244	165	244	41

Average common equity	5,530	5,478	5,452	4,922	4,874	5,348	4,818
Less: Average goodwill and average other acquisition-related intangible assets	2,564	2,524	2,415	2,134	2,094	2,410	2,083

Average tangible common equity	$2,966	$2,954	$3,037	$2,788	$2,780	$2,938	$2,735

Operating return on average tangible common equity (annualized)	14.1%	12.1%	10.9%	9.8%	10.8%	11.8%	10.3%

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2017	2017	2017	2017	2016	2017	2016
Common dividends paid	$58.6	$58.3	$58.3	$52.7	$51.7	$227.9	$205.7

Operating earnings	$104.5	$89.3	$82.6	$68.1	$75.1	$345.8	$282.3

Operating common dividend payout ratio	56.1%	65.3%	70.6%	77.3%	68.8%	65.9%	72.9%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

TANGIBLE COMMON EQUITY RATIO

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2017	2017	2017	2017	2016
Total stockholders’ equity	$5,820	$5,746	$5,704	$5,195	$5,142
Less: Preferred stock	244	244	244	244	244

Common equity	5,576	5,502	5,460	4,951	4,898
Less: Goodwill and other acquisition-related intangible assets	2,560	2,568	2,426	2,136	2,142

Tangible common equity	$3,016	$2,934	$3,034	$2,815	$2,756

Total assets	$44,453	$43,998	$43,023	$40,230	$40,610
Less: Goodwill and other acquisition-related intangible assets	2,560	2,568	2,426	2,136	2,142

Tangible assets	$41,893	$41,430	$40,597	$38,094	$38,468

Tangible common equity ratio	7.2%	7.1%	7.5%	7.4%	7.2%

TANGIBLE BOOK VALUE PER COMMON SHARE

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in millions, except per common share data)	2017	2017	2017	2017	2016
Tangible common equity	$3,016	$2,934	$3,034	$2,815	$2,756

Common shares issued	435.64	433.59	433.34	406.43	405.00
Less: Shares classified as treasury shares	89.04	89.04	89.04	89.04	89.06
Unallocated ESOP shares	6.62	6.71	6.79	6.88	6.97

Common shares	339.98	337.84	337.51	310.51	308.97

Tangible book value per common share	$8.87	$8.68	$8.99	$9.07	$8.92